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EXHIBIT (a)(5)(E)

THIS FILING CONSISTS OF A COMMUNICATION TO EMPLOYEES OF TRIBUNE COMPANY POSTED ON THE TRIBUNE EMPLOYEE INTRANET ON APRIL 26, 2007.

Tender Offer Q&As

1.     I hold shares of company stock in a Tribune retirement plan—what materials will I receive in the mail?

  You will receive a tender offer retirement plan packet that includes:

    •
    Instruction Form—You must complete both sides of this form, sign it and return it in order to tender shares held in your retirement plan account or your shares will not be tendered. Note that on one side of the form is your election to tender shares and the other side is your election of how to invest the proceeds of the tender. A business reply envelope is included for your convenience.

    Online instructions also are included in this document, including your Control Number, which you will need to access the tender offer website, www.tabulationsplus.com/trb.

    You must make your election and tender shares online or by mail so that it is received no later than 5 p.m., Eastern time, on May 22, 2007, unless the offer is extended.

    •
    Letter—Sent to participants in retirement plans announcing the tender offer.

    •
    Letter of Transmittal—This document is for information only. You do not have to complete it or return it.

    •
    Offer to Purchase—Document providing the details of the tender offer.

Employee Stock Purchase Plan (ESPP)

2.     Can I tender shares under the ESPP?

  Yes.

3.
Do I need to submit separate tender offer election forms for shares held in the Employee Stock Purchase Plan (ESPP) and the retirement plan?

  Yes. If you hold shares in both plans, you must complete separate forms for each. You will receive separate packets in the mail for each plan.

4.     What materials will I receive in the mail?

  You will receive a tender offer ESPP packet that includes:

    •
    Letter—Sent to participants in the ESPP announcing the tender offer. On the back of this letter is the ESPP Election Form. You must complete this form, sign it and return it by the deadline if you want to tender shares held in your ESPP account. A business reply envelope is included for your convenience.

    Please note that ESPP shares cannot be tendered online, you must complete the form and return it by the deadline to participate.

    You must make your election and mail it in so that it is received no later than 5 p.m., Eastern time, on May 22, 2007, unless the offer is extended.

    •
    Letter of Transmittal—This document is for information only. You do not have to complete it or return it.

    •
    Offer to Purchase—Document providing the details of the tender offer.

5.     May I tender my ESPP shares online?

  No. You may only tender shares held in your ESPP account by returning your completed Election Form in the provided business reply envelope.

6.     Are there tax consequences to selling ESPP shares of stock through this offer?

  Yes. You will be taxed on any gain between the price at which you purchased the shares and the tender offer price.

  In addition, if you tender shares that you have not held for at least two years, this will be considered a "disqualifying disposition" for tax purposes. The 15 percent discount you received on your purchase is recognized and taxed as ordinary income and will be included on your 2007 W-2. You should consider consulting with a tax advisor.

7.     How do I determine the cost basis of my shares purchased in the tender offer?

  Log on to www.computershare.com and view the statements under the Communications link on the left side of the screen. At the end of the year, you will receive a statement explaining the purchase price and sale price of your shares for tax purposes.

8.     Can I choose which shares I tender under the ESPP?

  No. The Plan Administrator will first tender those shares that you have held the longest through the ESPP.

9.     Is there a fee for tendering ESPP shares in the tender offer?

  No.

10.   Will I receive a check for the proceeds of my tendered ESPP shares?

  Yes. A check will be mailed to the address currently on file for you.

Important Additional Information Regarding the Merger and the Tender Offer will be filed with the SEC:

        In connection with the proposed merger transaction, Tribune Company will file a proxy statement and other documents with the Securities and Exchange Commission (the "SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Tribune with the SEC at the SEC's website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on Tribune's website at www.tribune.com or by directing a request to Tribune Company, 435 North Michigan Avenue, Chicago, IL 60611, Attention: Investor Relations. You may also read and copy any reports, statements and other information filed by Tribune with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

        Tribune Company and its directors and executive officers may be deemed to be "participants" in the solicitation of proxies from the shareholders of Tribune in connection with the proposed merger transaction. Information about Tribune and its directors and executive officers and their ownership of Tribune common stock is set forth in the accompanying proxy statement for Tribune's 2007 Annual Meeting of Shareholders. Shareholders and investors may obtain additional information regarding the interests of Tribune Company and its directors and executive officers in the merger transaction, which may be different than those of Tribune's shareholders generally, by reading the proxy statement and other relevant documents regarding the merger transaction, which will be filed with the SEC.

        This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Tribune's common stock. The solicitation of offers to buy Tribune's common stock will only be made pursuant to the offer to purchase and related materials that the company will be sending to its shareholders (when available). Shareholders should read those materials carefully (when available) because they will contain important information, including the various terms and conditions of the offer. Shareholders can obtain copies of the offer to purchase, related materials filed by the company as part of the statement on Schedule TO with the SEC on April 25, 2007 through the SEC's internet address at http://www.sec.gov without charge. Shareholders will also be able to obtain copies of the offer to purchase and related materials, when and as filed with the SEC (excluding exhibits), without charge from the company or by written or oral request directed to Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, telephone number 1 (877) 825-8621 (banks and brokerage firms call collect (212) 750-5833).

Forward-Looking Statements

        This document contains certain comments or forward-looking statements that are based largely on the company's current expectations and are subject to certain risks, trends and uncertainties. You can identify these and other forward looking statements by the use of such words as "will," "expect," "plans," "believes," "estimates," "intend," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Actual results could differ materially from the expectations expressed in these statements. Factors that could cause actual results to differ include risks related to the transactions being consummated; the risk that required regulatory approvals or financing might not be obtained in a timely manner, without conditions, or at all; the impact of the substantial indebtedness incurred to finance the consummation of the tender offer and the merger; the ability to satisfy all closing conditions in the definitive agreements; difficulties in retaining employees as a result of the merger agreement; risks of unforeseen material adverse changes to our business or operations; risks that the proposed transaction disrupts current plans, operations, and business growth initiatives; the risk associated with the outcome of any legal proceedings that may be instituted against Tribune and others following announcement of the merger agreement; and other factors described in Tribune's publicly available reports filed with the SEC, including the most current annual 10-K report, which contain a discussion of various factors that may affect Tribune's business or financial results. These factors, including also the ability to complete the tender offer or the merger, could cause actual future performance to differ materially from current expectations. Tribune is not responsible for updating the information contained in this document beyond the published date, or for changes made to this document by wire services or Internet service providers. Tribune's next quarterly 10-Q report to be filed with the SEC may contain updates to the information included in this release.

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  EXHIBIT (a)(5)(E)